AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 20, 2007

REGISTRATION NO. 333-41156

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

EasyLink Services Corporation

(Exact name of registrant as specified in its charter)

Delaware	13-3787073
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

6025 The Corners Parkway, Suite 100

Norcross, Georgia 30092

(678) 533-8000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Glen E. Shipley

Chief Financial Officer and Secretary

6025 The Corners Parkway, Suite 100

Norcross, Georgia 30092

(678) 533-8000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Larry W. Shackelford

Troutman Sanders LLP

600 Peachtree Street, N.E., Suite 5200

Atlanta, GA 30308

(404) 885-3000

Approximate date of commencement of proposed sale to public: This post-effective amendment deregisters those securities that remain unsold hereunder as of the effective date hereof.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 to the registration statement on Form S-3, file No. 333-41156 (the “Registration Statement”), which was originally filed on July 11, 2000, is being filed to terminate the Registration Statement and deregister unsold shares of common stock of the registrant, EasyLink Services Corporation.

On August 20, 2007 pursuant to that certain agreement and plan of merger, dated as of May 3, 2007, the registrant became a wholly-owned subsidiary of Internet Commerce Corporation, and shares of EasyLink Services Corporation’s common stock ceased to be quoted on the Nasdaq Capital Market and were deregistered under the Securities Exchange Act of 1934. On August 20, 2007, the registrant also filed a certification and notice of termination on Form 15 with respect to the registrant’s common stock.

Therefore, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister, as of the effectiveness of this post-effective amendment, all shares of common stock, the sale of which was registered under the Registration Statement, that were not sold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Norcross, State of Georgia, on the 20th day of August, 2007.

EASYLINK SERVICES CORPORATION

By:	/s/ GLEN E. SHIPLEY
Glen E. Shipley
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ THOMAS J. STALLINGS	Chief Executive Officer and Director	August 20, 2007
Thomas J. Stallings

/s/ GLEN E. SHIPLEY	Chief Financial Officer, Secretary and Director	August 20, 2007
Glen E. Shipley

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